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                                                                      Exhibit 21


                                  SUBSIDIARIES


               NAME                          JURISDICTION OF INCORPORATION
               ----                          -----------------------------


Student Advantage LLC                                  Delaware

Transaction Service Providers, Inc.                    New Hampshire

University Netcasting, Inc.                            Delaware

Voice FX Corporation                                   Delaware